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                                                                   EXHIBIT 10.22


                             THE EDISON PROJECT INC.



                             SUBSCRIPTION AGREEMENT



                                DECEMBER 30, 1997

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                                TABLE OF CONTENTS


Section                                                                                                         Page

1.       Purchase and Sale of Series D Convertible Preferred Stock,
         Options, Notes, Series G Common Stock and Series H
         Common Stock.............................................................................................1
         1.1      Sale and Issuance of Series D Convertible Preferred Stock,
                  Options, Notes. Series G Common Stock and Series H
                  Common Stock at First Closing...................................................................1
         1.2      Sale and Issuance of Series D Convertible Preferred Stock.
                  Options and Notes at Subsequent Closings........................................................3
         1.3      Certain Definitions Several Obligations.........................................................6
         1.4      First Closing...................................................................................6
         1.5      Subsequent Closings.............................................................................7
         1.6      JPMIC Fee.......................................................................................7

2.       Representations and Warranties of the Company............................................................8
         2.1      Organization, Good Standing and Qualification...................................................8
         2.2      Capitalization..................................................................................8
         2.3      Authority; Execution and Delivery: Requisite Consents,
                  Nonviolation...................................................................................10
         2.4      Subsidiaries...................................................................................11
         2.5      Financial Information..........................................................................11
         2.6      Certain Changes or Events......................................................................12
         2.7      Title to Assets................................................................................13
         2.8      Contracts......................................................................................13
         2.9      Intellectual Property..........................................................................14
         2.10     Insurance......................................................................................16
         2.11     Labor Union Activities Employee Relation.......................................................16
         2.12     ERISA..........................................................................................17
         2.13     Litigation.....................................................................................18
         2.14     Compliance with Laws; Permits..................................................................18
         2.15     Taxes..........................................................................................19
         2.16     Books and Records..............................................................................19
         2.17     Environmental Matters..........................................................................19
         2.18     Transactions with Affiliates...................................................................20
         2.19     Registration Rights............................................................................20
         2.20     No Brokers or Finders..........................................................................20
         2.21     Investment Company Act.........................................................................20
         2.22     Confidential Information Memorandum............................................................21
         2.23     Employee Confidentiality Agreement.............................................................21
         2.24     Disclosure.....................................................................................21
         2.25     Small Business.................................................................................21

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
         2.26     Use of Proceeds................................................................................21
         2.27     Business Activity..............................................................................22
         2.28     Acknowledgment of JPM Investors as SBICs.......................................................22

3.       Representations and Warranties of the Investors.........................................................22
         3.1      Organization...................................................................................22
         3.2      Authorization..................................................................................22
         3.3      No Intended Resale.............................................................................22
         3.4      No Agency Relationship.........................................................................22
         3.5      Investment Experience..........................................................................23
         3.6      Memorandum and Agreements......................................................................23
         3.7      Opportunity to Ask Questions...................................................................23
         3.8      Access.........................................................................................23
         3.9      Own Investigation..............................................................................23
         3.10     Securities Registration........................................................................23
         3.11     Restricted Securities..........................................................................23
         3.12     No Brokers or Finders..........................................................................24
         3.13     Pre-emptive Rights.............................................................................24

4.       Conditions of Investors' Obligations at First Closing...................................................24
         4.1      Representations and Warranties.................................................................24
         4.2      Performance....................................................................................24
         4.3      Stock Certificates. Etc........................................................................24
         4.4      No Material Adverse Change.....................................................................25
         4.5      Consents.......................................................................................25
         4.6      No Actions.....................................................................................25
         4.7      Opinion of Counsel.............................................................................25
         4.8      Compliance Certificate.........................................................................25
         4.9      Directors......................................................................................25
         4.10     Related Documents..............................................................................25
         4.11     Proceedings and Documents......................................................................26

5.       Conditions of Investors' Obligations at Subsequent Closings.............................................26
         5.1      HSR Compliance.................................................................................26
         5.2      Stock Certificates. Etc........................................................................26
         5.3      No Actions.....................................................................................26

6.       Conditions of the Company's Obligations at First Closing................................................26
         6.1      Representations and Warranties.................................................................26
         6.2      Payment of Purchase Price......................................................................27
         6.3      No Actions.....................................................................................27
         6.4      Proceedings and Documents......................................................................27
         6.5      Consents.......................................................................................27
         6.6      Related Documents..............................................................................27

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
7.       Conditions of the Company's Obligations at Subsequent Closings..........................................27
         7.1      HSR Compliance.................................................................................27
         7.2      Payment of Purchase Price......................................................................28
         7.3      No Actions.....................................................................................28

8.       Certain Post-Closing Covenants..........................................................................28
         8.1      Observer Rights................................................................................28
         8.2      Information....................................................................................29
         8.3      Annual Meetings................................................................................32
         8.4      Exemption from Investment Company Act..........................................................32
         8.5      Accounting and Reserves........................................................................32
         8.6      Transactions with Affiliates...................................................................32
         8.7      Provisions Relating to JPM Investors...........................................................32
         8.8      Assistance in Sales............................................................................34
         8.9      Additional Covenants...........................................................................35
         8.10     HSR Compliance.................................................................................35

9.       Miscellaneous...........................................................................................35
         9.1      Expenses.......................................................................................35
         9.2      J.P. Morgan Fee................................................................................35
         9.3      Publicity......................................................................................36
         9.4      Indemnification................................................................................36
         9.5      Survival.......................................................................................36
         9.6      Assignment.....................................................................................37
         9.7      Amendment Waiver...............................................................................37
         9.8      APPLICABLE LAW.................................................................................37
         9.9      DISPUTE RESOLUTION.............................................................................37
         9.10     Notices........................................................................................38
         9.11     Integration....................................................................................39
         9.12     Severability...................................................................................39
         9.13     Descriptive Headings...........................................................................39
         9.14     Counterparts...................................................................................39
         9.15     Understanding Among Investors..................................................................40

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                                  EXHIBIT LIST


Exhibit A             Amended and Restated Certificate of Incorporation
Exhibit B-1           Form of WSI A Option
Exhibit B-2           Form of Tranche 1 Option
Exhibit B-3           Form of Tranche 2 Option
Exhibit C             Form of Promissory Note
Exhibit D             [Intentionally Omitted]
Exhibit E             Shareholders Agreement
Exhibit F             Financial Statements
Exhibit G             By-Laws
Exhibit H             Opinion of Counsel
Exhibit I             Regulation Y Term Sheet
Exhibit J             Employee Confidentiality Agreements

                                  SCHEDULE LIST

Schedule A            Schedule of Investors
Schedule I            Schedule of Exceptions
Schedule 2            Names of Stockholders and holders of Options and/or
                      Warrants, etc.
Schedule 3            Subsidiaries
Schedule 4            Directors

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                               CROSS REFERENCES TO
                              SELECTED DEFINITIONS

Term                                                       Section Location

Actions                                                    Section 2.13
Affiliate                                                  Section 2.6
Aggregate Remaining Commitments                            Section 1.2(b)(iii)
Agreement                                                  Prefatory Language
Amended and Restated By-laws                               Section 4.6
Audited Financials                                         Section 2.5
Certificate                                                Section 1.1(a)
Code                                                       Section 2.12(a)
Common Stock                                               Section 2.2
Companies                                                  Section 2.1
Company                                                    Prefatory Language
Company's Documents                                        Section 2.3
Condition                                                  Section 2.1
Contracts                                                  Section 2.8
Conversion Stock                                           Section 1.3
Conversion Series A Common Stock                           Section 1.3
Conversion Non-Voting Common Stock                         Section 1.3
Defaulting Investor                                        Section 1.2(d)
Environmental Laws                                         Section 2.17
ERISA                                                      Section 2.12(2)
ERISA Affiliate                                            Section 2.12(a)
Financial Statements                                       Section 2.5
First Closing                                              Section 1.4
Governmental Authority                                     Section 2.3
HSR Act                                                    Section 2.3
IAB                                                        Prefatory Language
Intellectual Property                                      Section 2.9
Intellectual Property Licenses                             Section 2.9
Investor Notice                                            Section 1.5
Investors                                                  Prefatory Language
JPM Investors                                              Prefatory Language
JPMIC                                                      Prefatory Language
Laws                                                       Section 2.14
LIBOR Accrual                                              Section 1.2(b)(iii)
Liens                                                      Section 2.7
Memorandum                                                 Section 2.1
Non-Voting Common Stock                                    Section 1.3
Non-Voting Series E Stock                                  Section 1.3
Note                                                       Section 1.1(b)(v)
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Options                                                    Section 1.1(b)(iv)
Order                                                      Section 2.13
Other Investors                                            Prefatory Language
Patents and Applications                                   Section 2.9(d)(i)
Permits                                                    Section 2.14
Person                                                     Section 2.3
Plan(s)                                                    Section 2.12(a)
Preferred Stock                                            Section 2.2
Principal Owner                                            Section 2.8(d)
Purchased Securities                                       Section 1.3
Ratable Share                                              Section 1.2(b)(iii)
Regulation Y Investor                                      Section 7.7(e)
Regulation Y Term Sheet                                    Section 7.7(e)(ii)
Remaining Commitment                                       Section 1.2(b)(iii)
Returns                                                    Section 2.15
RLEC                                                       Prefatory Language
Scheduled Contracts                                        Section 2.8
Securities                                                 Section 1.3
Securities Act                                             Section 2.19
Series A Common Stock                                      Section 1.1(b)(ii)
Series A Stock                                             Section 2.2
Series B Stock                                             Section 2.2
Series C Stock                                             Section 2.2
Series D Stock                                             Section 1.1(b)(i)
Series G Common Share                                      Section 1.1(b)(vi)
Series H Common Share                                      Section 1.1(b)(vii)
Shareholders Agreement                                     Section 2.2
Shares                                                     Section 1.3
Sixty Wall                                                 Prefatory Language
Small Business Investment Act                              Section 2.25
Stock Option Plans                                         Section 2.2
Subsequent Closing                                         Section 1.5
Subsequent Closing Notice                                  Section 1.5
Subsequent Closing Request                                 Section 1.2(a)
Subsidiaries                                               Section 2.1
Taxes                                                      Section 2.15
Tranche 1 Options                                          Section 1.1(b)(iii)
Tranche 2 Options                                          Section 1.1(b)(iv)
Unaudited Financials                                       Section 2.5
Unit                                                       Section 1.1(b)
WEG III                                                    Prefatory Language
WEG IV                                                     Prefatory Language
WSI                                                        Prefatory Language
WSI Investors                                              Prefatory Language
WSI A Options                                              Section 1.1(b)(ii)

                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement (this "Agreement") is made as of the 30th day of December, 1997 by and among THE EDISON PROJECT INC., a Delaware corporation (the "Company"), J.P. MORGAN INVESTMENT CORPORATION, a Delaware corporation ("JPMIC"), SIXTY WALL STREET SBIC FUND, L.P. ("Sixty Wall", and together with JPMIC, the "JPM Investors"), INVESTOR INVESTMENTS AB, a corporation organized under the laws the of the Kingdom-of Sweden ("IAB"), WSI INC., a Delaware corporation ("WSI"), WEG III L.P., a Delaware limited partnership ("WEG III"), WEG IV L.P., a Delaware limited partnership ("WEG IV"), and together with WEG III and WSI, the ("WSI Investors"), Richmont Leeds Education Company L.L.C. ("RLEC") (if RLEC elects to commit to purchase Units pursuant to Section 1.1(c) below) and each of the other investors identified on the signature pages hereto under the caption "Other Investors" (collectively, the "Other Investors", and collectively with the JPM Investors, IAB, the WSI Investors and (if applicable) RLEC, the "Investor").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Series D Convertible Preferred Stock, Options, Notes, Series G Common Stock and Series H Common Stock.

                  1.1 Sale and Issuance of Series D Convertible Preferred Stock, Options, Notes. Series G Common Stock and Series H Common Stock at First Closing.

                           (a) The Company shall adopt and file with the
Secretary of State of the State of Delaware on or before the First Closing (as defined below) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Certificate").

                           (b) Subject to the terms and conditions of this
Agreement, each Investor, severally and not jointly, agrees to purchase at the First Closing, and the Company agrees to sell and issue to each Investor at the First Closing, the following:

                                    (i) that number of shares of Series D
         Convertible Preferred Stock of the Company, par value $0.01 per share (the "Series D Stock"), set forth opposite such Investor's name in Column A on Schedule A attached hereto;

                                    (ii) an option in the form attached hereto
         as Exhibit B-1 entitling the holder thereof to purchase, at an initial exercise price of $10.00 per share, that number of shares of Series A Common Stock, par value $0.01 per share, of the Company (the "Series A Common Stock") set forth opposite such Investor's name in Column B on Schedule A attached hereto (each a "WSI A Option" and collectively, the "WSI Options");
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                                    (iii) an option in the form attached hereto
         as Exhibit B-2, entitling the holder thereof to purchase, at an initial exercise price of $1.50 per share, that number of shares of Series A Common Stock set forth opposite such Investor's name in Column C on Schedule A attached hereto (each a "Tranche 1 Option" and collectively the "Tranche 1 Options");

                                    (iv) an option in the form attached hereto
         as entitling the holder thereof to purchase, at an initial exercise price of $8.00 per share, that number of shares of Series A Common Stock set forth opposite such Investor's name in Column D on Schedule A attached hereto (each a "Tranche 2 Option" and collectively the "Tranche 2 Options" and collectively with the WSI A Options and the Tranche 1 Options, the "Options"); and

                                    (v) a Promissory Note in the form attached
         hereto as Exhibit C in the principal amount set forth opposite such Investor's name in Column E on Schedule A attached hereto (each a "Notes" and collectively the "Notes");

                                    (vi) in the case of JPMIC only, one (1)
         share of Series G Common Stock of the Company, par value $.01 per share (the "Series G Common Share"); and

                                    (vii) in the case of IAB only, one (1) share
         of Series H Common Stock of the Company, par value $.01 per share (the "Series H Common Share");

at a price of $3.98 per unit (a "Unit") consisting of (I) one share of Series D Stock, (II) a WSI A Option to purchase 0.019191 of a share of Series A Common Stock, (III) a Tranche 1 Option to purchase 0.019191 of a share of Series A Common Stock, (IV) a Tranche 2 Option to purchase 0.028786 of a share of Series A Common Stock and (V) a Note in the principal amount of $0.114213, for an aggregate purchase price set forth opposite such Investor's name in Column F on Schedule A attached hereto; provided that the Units purchased by JPMIC or IAB at the First Closing shall include the Series G Common Share and Series H Common Share, respectively, and no additional consideration shall be paid by either of JPMIC or IAB in respect of the Series G Common Share or Series H Common Share, respectively.

                           (c) At any time on or before January 28, 1998, RLEC
may, at its option, elect to commit to purchase up to 848,801 Units in the aggregate on the terms and condition provided in this Agreement. If RLEC elects to commit to purchase Units as provided in this Section 1.1(c), RLEC shall, on or prior to January 28, 1998, deliver to the Company (i) written notice of its election to commit to purchase Units under this Agreement, which shall set forth the aggregate number of Units it has elected to commit to purchase, and (ii) a wire transfer in the amount of the aggregate purchase price for the number of Units that RLEC elects to purchase immediately upon delivery of its election to commit to purchase Units, which shall be not less than 40% (or such greater percentage of the aggregate commitments, under this Agreement that have been required by the Company to have been paid as of such date) of the aggregate number of Units which RLEC shall have elected to purchase pursuant to this Section 1.1(c). Upon delivery of the foregoing election to commit to purchase Units and payment of the purchase price for the applicable proportion of such Units, RLEC shall be deemed to be an "Investor" hereunder and shall have all rights, remedies and obligations of an Investor for all purposes under this Agreement, and RLEC shall be deemed to have become an Investor as of the date of this Agreement. In the event RLEC fails to deliver the election to commit to purchase Units or payment of the purchase price for the applicable proportion of such Units on or before January 28, 1998, RLEC shall not be an "Investor" under this Agreement for any purpose and shall have no rights, remedies or obligations hereunder. By its execution and delivery of this Agreement, RLEC hereby confirms that it has waived and/or exercised (as the case may be) any and all preemptive rights it has against the Company with respect to the transactions described in this Agreement and that it has no right to purchase any Units except as provided in this Agreement.

                  1.2 Sale and Issuance of Series D Convertible Preferred Stock. Options and Notes at Subsequent Closings.

                           (a) Request. Subject to the terms and conditions of
this Agreement, the Company and each Investor may, each at its respective option, at any time and from time to time during the period from the date of the First Closing through December 31, 2000 request a Subsequent Closing (as defined below) for the purchase and sale of additional Units (each such request is referred to herein as a "Subsequent Closing Request").

                                    (i) Subsequent Closing Request by the
         Company. Each Subsequent Closing Request made by the Company shall relate to Units having an aggregate purchase price (excluding LIBOR Accruals (as defined below)) of not less than the lesser of (x) ten million dollars ($10,000,000) in the aggregate or (y) the aggregate Remaining Commitments of all Investors (as defined below), and of not more than the aggregate Remaining Commitments of all Investors. Each Subsequent Closing Request made by the Company shall be made to all Investors pro rata (based on each Investor's "Ratable Share" (as defined below)).

                                    (ii) Subsequent Closing Request by
         Investors. Each Subsequent Closing Request made by one or more Investors shall relate to Units having an aggregate purchase price (excluding LIBOR Accruals) of not less than the lesser of (x) five million dollars ($5,000,000) in the aggregate or (y) the Remaining Commitment (as defined below) of such Investor(s), and of not more than the Remaining Commitment of such Investor(s). Each Subsequent Closing

         Request made by one or more Investors may be made independently of all other Investors (and, accordingly, no Investor shall have an obligation to purchase its Ratable Share at any Subsequent Closing requested by another Investor or Investors).

                           (b) Purchase and Sale.

                                    (i) Subsequent Closing Requested by Company.
         Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase at each Subsequent Closing requested by the Company, and the Company agrees to sell and issue to each Investor at each such Subsequent Closing, such Investor's "Ratable Share" (as defined below) at a price per Unit of $3.98 plus the LIBOR Accrual.

                                    (ii) Subsequent Closing Requested by
         Investor(s). Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase at each Subsequent Closing which such Investor requested (or in which such Investor has elected to join pursuant to Section 1.6), and the Company agrees to sell and issue to each such Investor at each such Subsequent Closing, the number of Units that such Investor has requested to purchase (up to a number of Units equal to such Investor's Remaining Commitment divided by $3.98), at a price per Unit of $3.98 plus the LIBOR Accrual.

                                    (iii) Certain Definitions. An Investor's
         "Ratable Share" shall mean the number of Units determined by dividing
         (i) an amount equal to the product of (X) the aggregate dollar amount requested by the Company to be invested at such Subsequent Closing (not including any LIBOR Accruals) and (Y) a fraction, the numerator of which is such Investor's Remaining Commitment and the denominator of which is the aggregate Remaining Commitments of all the Investors, by
         (ii) $3.98, provided, however that in no event shall any Investor's Ratable Share exceed such Investor's Remaining Commitment divided by $3.98. The "Remaining Commitment" of each Investor, at any time, shall mean the amount set forth opposite such Investor's name in Column G on Schedule A attached hereto, reduced by any and all investments (other than the payment of LIBOR Accruals) made by such Investor at Subsequent Closings which shall have occurred prior to such time. The "aggregate Remaining Commitments of all the Investors" shall mean the sum of all Remaining Commitments. The "LIBOR Accrual", as determined in connection with any Subsequent Closing, shall mean the amount of interest that would accrue on $3.98 at the six (6) month LIBOR rate publicly announced by Citibank (London) (determined on the date of the First Closing), during the period from the date of the First Closing through (and including) the day immediately prior to the date of the applicable Subsequent Closing, provided that at each Subsequent Closing the LIBOR rate will be adjusted to the six (6) month LIBOR rate publicly announced by Citibank

         (London) in effect on the date of such Subsequent Closing.

                           (c) Notwithstanding anything to the contrary
contained herein, in no event shall any Investor be obligated under this Agreement (pursuant to the First Closing and all Subsequent Closings) to invest in the Company an amount greater than its Aggregate Commitment set forth in Column H on Schedule A plus the LIBOR Accruals on any Units purchased after the First Closing.

                           (d) If any Investor fails to purchase any Units that
such Investor was obligated to purchase at any Subsequent Closing after written notice of such failure has been received by such Investor and such Investor has failed to cure within ten (10) business days of receipt of the notice of such failure (each such Investor, a "Defaulting Investor"), the LIBOR Accrual on each Unit that was required to be purchased by such Defaulting Investor shall be deemed to be the amount of interest that would accrue on $3.98 at the rate of 24.9% per annum (or, if less, the maximum rate permitted by law) during the period from the First Closing through the date such Defaulting Investor purchases all the Units such Defaulting Investor was required to purchase at such Subsequent Closing. In addition, each Defaulting Investor shall be liable for all costs relating to the enforcement of such Defaulting Investor's obligations under this Agreement, including, without limitation, all attorneys' fees (all of which costs periodically shall be reimbursed as incurred).

                           (e) The total of the WSI Investors' obligations to
purchase Units hereunder shall be $10,000,000, plus any LIBOR Accruals in respect of any such amount not invested at the First Closing, and vis-a-vis other Investors and, except as specifically set forth in this paragraph (e), the Company, the WSI Investors shall be treated as one Investor for all purposes under this Section 1. The WSI Investors shall be obligated to purchase Units, severally and not jointly, as follows: (i) WEG III shall be obligated to purchase $1,000,000 of the Units to be purchased by the WSI Investors (plus any LIBOR Accruals due in respect of the purchase of such Units, the "WEG III Commitment") and (ii) WEG IV shall be obligated to purchase $6,000,000 of Units to be purchased by the WSI Investors hereunder (plus any LIBOR Accruals due in respect of the purchase of such Units, the "WEG IV Initial Commitment"), and WSI shall not be required to purchase Units under this Agreement until all of the Units to be purchased under the WEG III Commitment and WEG IV Initial Commitment have been, or have been required by the Company to be, purchased. Thereafter, the WSI Investors' Remaining Commitment (initially $3,000,000 plus any LIBOR Accruals due in respect of the purchase of such Units) shall be divided between WEG IV and WSI such that each is responsible for 25% and 75%, respectively, thereof, provided, that in the event that WEG IV fails to purchase any Units other than Units to be purchased under the WEG IV Initial Commitment, WSI shall be solely responsible for the purchase of such Units and for any interest due as provided in paragraph 1.2 (d) above and the Company shall have recourse solely against WSI in connection with any failure by WSI to purchase such Units (including that WSI shall be solely responsible for all costs and expenses related to the enforcement of such obligations).

                  1.3 Certain Definitions Several Obligations. The total amount of Series D Stock (and in the case of JPMIC and IAB, the Series G Common Share and Series H Common Share, respectively) sold to the Investors pursuant to this Agreement is sometimes hereinafter referred to as the "Shares". The total amount of the Non-Voting Series E Convertible Preferred Stock, par value $0.01 per share, of the Company issuable upon conversion of Series D Stock is sometimes hereinafter referred to as "Non-Voting Series E Stock." The Series A Common Stock issuable directly or indirectly upon conversion of the Series D Stock and/or Non-Voting Series E Stock and upon exercise of the Options (and in the case of JPMIC and IAB, upon conversion of the Series G Common Share and Series H Common Share, respectively) is sometimes hereinafter referred to as the "Conversion Series A Common Stock." The non-voting common stock, par value $0.01 per share, of the Company (the "Non-Voting Common Stock") issuable upon conversion of each of the Series A Common Stock and Non-Voting Series E Stock is hereinafter referred to as the "Conversion Non-Voting Common Stock" and, together with the Conversion Series A Common Stock, is hereinafter referred to as the "Conversion Stock." The Shares, Options and Notes (and in the case of JPMIC and IAB, the Series G Common Share and Series H Common Share, respectively) are sometimes hereinafter collectively referred to as the "Purchased Securities". The Purchased Securities and the Conversion Stock are sometimes hereinafter collectively referred to as the "Securities." The sale of the Securities to each Investor under this Agreement shall constitute a separate sale, and the obligations of each Investor under this Agreement shall be separate from and independent of the obligations of each other Investor under this Agreement.

                  1.4 First Closing. Subject to the conditions set forth below, the purchase and sale of Units at the First Closing shall take place on the date of the execution and delivery of this Agreement at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, at 10:00 a.m., or at such other time and place as the Company and each of the Investors mutually agree upon orally or in writing (which time and place are designated as the "First Closing"). At the First Closing, the Company shall deliver to each Investor a certificate and instruments, as applicable, representing the Purchased Securities to be purchased by such Investor at the First Closing, against delivery to the Company by such Investor of a wire transfer in the amount of the aggregate purchase price therefor. Such certificates and instruments shall be issued in the names and the amounts set forth on Schedule A hereto. The execution and delivery of this Agreement and the First Closing shall be simultaneous in that neither the execution and delivery of this Agreement nor any event required by the terms of this Agreement to occur at the First Closing shall be deemed to have occurred until such execution and delivery and all such events shall have occurred, and when such execution and delivery and all such events have occurred, they shall be deemed to have occurred simultaneously.

                  1.5 Subsequent Closings. Subject to the conditions set forth below, the purchase and sale of Units at Subsequent Closings shall take place at the offices of

Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, at 10:00 a.m. on the date specified in the applicable Subsequent Closing Notice, or at such other time and place as the Company and the Investors purchasing 662/3% of the Purchased Securities to be purchased at such Subsequent Closing mutually agree upon orally or in writing (which time and place are designated as a "Subsequent Closing"). The Company shall give each Investor at least twenty (20) days prior written notice (the "Subsequent Closing Notice") of each Subsequent Closing, which notice shall specify the date and time of such Subsequent Closing, the aggregate number of Units to be purchased and sold at such Subsequent Closing, the amount of the LIBOR Accrual per Unit, instructions for the payment of the purchase price and, if applicable, each Investor's Ratable Share to be purchased at such Subsequent Closing. In the event an Investor or Investors elect to request a Subsequent Closing, such Investor(s) shall deliver a written notice to the Company requesting such Subsequent Closing (an "Investor Notice"). The Company shall, promptly after receipt of an Investor Notice, deliver a Subsequent Closing Notice to each of the Investors. Such Subsequent Closing Notice shall provide each Investor with at least twenty (20) days prior written notice of the proposed Subsequent Closing, and shall provide each Investor a period of not less than ten (10) days in which to notify the Company of the number of Units, if any, such Investor has elected to purchase at the Subsequent Closing. No Investor shall be obligated to purchase any Units at a Subsequent Closing requested by another Investor(s) and no Investor's rights or obligations under this Agreement shall be affected by the failure of an Investor to participate in such a Subsequent Closing. At each Subsequent Closing, the Company shall deliver to each Investor participating in such Subsequent Closing a certificate and instruments representing the Purchased Securities to be purchased by such Investor, against delivery to the Company by such Investor of a wire transfer in the amount of the aggregate purchase price therefor. Such certificates and instruments shall be issued in the names and the proportions set forth on Schedule A hereto.

                  1.6 JPMIC Fee. At the First Closing, JPMIC shall be entitled to receive a fee of 4.0% of the aggregate consideration to be provided by JPMIC under this Agreement (the "Fee"). JPMIC shall be entitled, at its option, to offset the aggregate amount of consideration payable by JPMIC to the Company at the First Closing by the amount of the Fee.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Investors, except as set forth on the Schedule of Exceptions furnished to the Investors and attached hereto as
Schedule 1, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

                  2.1 Organization, Good Standing and Qualification. Each of the Company, Sprout Edison Project, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("SEP") and The Edison Project L.P., a Delaware limited partnership, the sole general partner and 74.56203% owner of which is the Company and the sole limited partner and 25.43797% owner of which is SEP ("Edison LP" and, together with SEP, the "Subsidiaries"; the Company and the Subsidiaries are sometimes hereinafter collectively referred to as the "Companies"), is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Companies has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted in the Confidential Information Memorandum dated November, 1997, the Supplement thereto dated November 14, 1997 and the Second Supplement thereto dated December 13, 1997 (collectively, the "Memorandum"). The Company has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Each of the Companies is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "Condition").

                  2.2 Capitalization. After giving effect to the transactions contemplated by this Agreement, and immediately after the First Closing, the capital stock of the Company, as authorized by the Certificate, will consist of.
(i) 94,390,253 shares of common stock, par value $0.01 per share (collectively, the "Common Stock") of the Company, of which (A) 87,630,826 shares shall have been designated Series A Common Stock, 6,214,704 shares of which will be issued and outstanding, 14,101,728 shares of which will be reserved for issuance upon conversion, directly or indirectly, of the Series D Stock, 947,163 shares of which will be reserved for issuance upon exercise of the Options, 37,563,144 shares of which will be reserved for issuance upon conversion of the outstanding shares of Preferred Stock (other than Series D Stock) of the Company, and 18,200,250 shares will be reserved for issuance upon exercise of the options and warrants described on Schedule 2, (B) one share shall have been designated as Series B Common Stock, which share will be issued and outstanding, (C) one share shall have been designated as Series C Common Stock, which share shall be issued and outstanding, (D) one share shall have been designated as Series D Common Stock, which share will be issued and outstanding, (E) one share shall have been designated as Series E Common Stock, which share will be issued and outstanding,
(F) one share shall have been designated as Series F Common Stock, which share will be issued and outstanding, (G) one share shall have been designated as Series G Common Stock, which share will be issued and outstanding, (H) one share shall have been designated as Series H Common Stock, which share will be issued and outstanding, and (I) 6,759,420 shares shall have been designated as NonVoting Common Stock, none of which will be issued and outstanding and all of which will be reserved for issuance upon conversion of Non-Voting Series E Stock and/or Series A Common Stock; and (ii) 65,028,129 shares of Preferred Stock, par value $0.01 per share (collectively, the "Preferred Stock"), of the Company, of which (I) 31,000,000 shares shall have been designated Series A Convertible Preferred Stock (the "Series A Stock"), 30,294,435 shares of which will be issued and outstanding and 213,333 of which will be reserved for issuance upon exercise of warrants issued to Comdisco, Inc., (II) 1,010,101 shares shall have been designated Series B Convertible Preferred Stock

(the "Series B Stock"), of which 1,010,101 shares will be issued and outstanding
(III) 6,258,608 shares shall have been designated Series C Convertible Preferred Stock (the "Series C Stock"), of which 6,258,608 shares will be issued and outstanding, (IV) 20,000,000 shares shall have been designated Series D Stock, of which 5,689,432 shares will be issued and outstanding, and 8,412,296 shares will be reserved for issuance pursuant to this Agreement, and (V) 6,759,420 shares shall have been designated Non-Voting Series E Stock, no shares of which will be issued and outstanding and all of which will be reserved for issuance upon conversion of Series D Stock. The rights, privileges and preferences of the Common Stock and Preferred Stock are as stated in the Certificate, a true and complete copy of which is attached hereto as Exhibit A. Except as set forth on
Schedule 2 and except for conversion rights of issued and outstanding shares of Preferred Stock, as of the First Closing, the Company will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except for the preemptive rights contained in the Amended and Restated Shareholders' Agreement in the form of Exhibit E hereto (the "Shareholders Agreement") and except as provided herein no person will have any right against the Company to subscribe for or to purchase from the Company (including conversion or preemptive rights), or any options for the purchase from the Company of, or any agreements providing for the issuance (contingent or otherwise) by the Company of, or any calls, commitments or other claims of any character against the Company relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). Except as set forth on Schedule 2, no outstanding options, warrants or other securities directly or indirectly exercisable for or convertible into any class or series of the Company's capital stock require anti-dilution adjustments by reason of the transactions contemplated by this Agreement. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. All of the shares of Series D Stock, Conversion Stock and Non-Voting Series E Stock and the Series G Common Share and the Series H Common Share, when issued as contemplated hereby,
(i) will be duly and validly issued, fully paid and nonassessable, (ii) except as set forth in the Shareholders Agreement, will be free of any Liens (as defined below) other than those created by the Investor, and (iii) will be issued in compliance with all applicable federal and state securities laws. To the best knowledge of the Company, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock, other than the agreements regarding voting contained in the Shareholders Agreement and the agreements regarding transfer contained in the Shareholders Agreement. Schedule 2 sets forth a complete and correct list of (i) the name of each of the Company's stockholders and the number of shares and class and series of capital stock registered in the name of such stockholder, and (ii) the name of each holder of an outstanding stock option and/or warrant, and the number of options and/or warrants to purchase capital stock owned by such holder (and the applicable class and series of capital stock) and the exercise price at which such option(s) or warrants may be exercised.

                  2.3 Authority; Execution and Delivery; Requisite Consents, Nonviolation. The Company has, and as of the First Closing will have, all requisite power and authority to execute, deliver and perform this Agreement, the Notes, the Options, the Shareholders Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Company's Document"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Company's Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company and its stockholders. This Agreement and each of the other Company's Documents that has been executed as of the date hereof is, and each of the Company's Documents will be as of the First Closing, duly executed and delivered by the Company and the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement and the other Company's Documents (including, without limitation, the Notes, the Options and the Shareholders Agreement), the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by the Company of the Purchased Securities) will not (a) except for filings required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the filing of the Certificate with the Secretary of State of the State of Delaware require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person") other than such as shall already have been made or obtained and shall be in full force and effect; (b) violate or conflict with any provision of the Certificate, or the Amended and Restated By-Laws of the Company as in effect immediately prior to the execution and delivery of this Agreement; or (c) constitute a default under (with or without notice or lapse of time or both), violate or conflict with, or give rise to a right of termination, cancellation or acceleration under, or result in a loss of a material benefit under, any Law (as defined in Section
2.14 below), Contract (as defined in Section 2.8 below), rights relating to Intellectual Property (as defined in Section 2.9 below), Permit (as defined in
Section 2.14 below) or Order (as defined in Section 2.13 below) to which the Company is or hereafter may be a party or by which the Company or its properties are or hereafter may be bound.

                  2.4 Subsidiaries. Schedule 3 correctly sets forth all of the subsidiaries of the Company, the place of incorporation or organization (as applicable) of each such subsidiary and its authorized capitalization, its shares of capital stock or partnership interests (as applicable) outstanding, and the record and beneficial owner of those shares or partnership interests. Except for the Subsidiaries, the Company does not, and prior to the First Closing will not, own or control, directly or indirectly, any partnership interests, stock or other equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity. There are not outstanding (and neither the Company nor any Subsidiary has any plan to issue, grant or enter into) any options, warrants, rights (including conversion or preemptive rights), subscriptions or agreements for the purchase or acquisition from or by the Company or any Subsidiary of any shares of capital stock of any Subsidiary. Other than the Amended and Restated Agreement of Limited Partnership of Edison LP, as amended, there are no voting agreements, voting trust agreements, shareholder agreements or other agreements relating to the capital stock or equity of any of the Subsidiaries.

                  2.5 Financial Information. The Company previously has provided to each Investor its consolidated balance sheet as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended (the "Audited Financials"), as audited by Coopers & Lybrand L.L.P., who issued their report thereon dated September 26, 1997. Attached hereto as Exhibit F is an unaudited consolidated balance sheet of the Company as of November 30, 1997 and the related unaudited consolidated statement of operations for the period then ended (the "Unaudited Financials" and, together with the Audited Financials, the "Financial Statements"). The Financial Statements are complete and correct in all material respects; are in accordance with the books of account, ledgers and records of the Companies; have been prepared in conformity with generally accepted accounting principles applied, in the case of the Unaudited Financials, on a basis consistent with that of the Audited Financials; and present fairly the consolidated financial position, results of operations and cash flows of the Companies as of the respective dates thereof. Except as reflected in the Unaudited Financials, in the footnotes to the Audited Financials and in Part 2.5 of Schedule 1, none of the Companies has on the date hereof, and none of the Companies will have as of the First Closing, any obligation or liability, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Audited Financials, which liabilities are not, individually or in the aggregate, material to the Condition of the Companies, taken as a whole (ii) obligations under Scheduled Contracts or Contracts of a type not required to be listed as Scheduled Contracts, and (iii) obligations and liabilities which, individually or in the aggregate, are not material to the Condition of the Companies taken as a whole. The Company and each of the Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.6 Certain Changes or Events. Except as set forth in Part 2.6 of Schedule 1, since June 30, 1997, the business of each of the Companies has been operated only in the ordinary course, consistent with past practice, and in addition to, and not in limitation of the foregoing: (i) there has been no change in the Condition of any of the Companies, except for changes in the ordinary course of business consistent with past practice which have not been, in the aggregate, materially adverse to the Companies taken as a whole; (ii) there has been no change of Laws, no revocation or change in any Contract or Permit or right to do business, and no other event or occurrence of any character, whether or not insured against, which has resulted, or could reasonably be expected to result, in a material adverse change in the Condition of the Companies taken as a whole; (iii) except as reflected in the Unaudited Financials, the Company has not authorized or made any distributions, or declared or paid any dividends, upon or with respect to any of its capital stock, or other equity interests, nor has the Company redeemed, purchased or otherwise acquired, or issued or sold, any of its capital stock or other equity interests; (iv) none of the Companies has entered into any transaction, other than in the ordinary course of business and consistent with past practice, which is material to the Companies taken as a whole; (v) except as reflected in the Unaudited Financials, none of the Companies has incurred any indebtedness for borrowed money or made any loans or advances to any Person; (vi) there has been no waiver by any of the Companies of a valuable right or of a material debt owed to it; (vii) none of the Companies has failed to satisfy or discharge any Lien, except in the ordinary course of business and which is not material to the Condition of the Companies taken as a whole (as such business is presently conducted and as it is proposed to be conducted); (viii) there has been no material change in any compensation, arrangement or agreement with any key employee, director, stockholder or Affiliate (as defined below); and (ix) there has been no agreement or commitment by any of the Companies to do or perform any of the acts described in this Section 2.6. "Affiliate" of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

                  2.7 Title to Assets. Except as set forth in Part 2.7 of
Schedule 1, each of the Companies has good and marketable title to all of its assets and properties, free and clear of any liens, pledges, security interests, claims or encumbrances (collectively, "Liens") and, with respect to any assets or properties it leases, each Company holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of each of the Companies that are material to the conduct of business as presently conducted or as proposed to be conducted by the Companies taken as a whole are in good operating condition and repair, subject to ordinary wear and tear.

                  2.8 Contracts. None of the Companies is a party to, nor are any of the Companies or any of their respective assets or properties bound by, or subject to, any contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "Contracts") of the following types, except for those (the "Scheduled Contracts") listed in Part
2.8 of Schedule 1 hereto:

                           (a) any Contracts pursuant to which any of the
Companies, or another party thereto, is obligated to pay in excess of fifty thousand dollars ($50,000) per year,

                           (b) any Contracts pursuant to which any of the
Companies acquired the right to use any Intellectual Property or information that is material to or necessary in the business of such Company, or pursuant to which any of the Companies has granted to others the right to use, or which otherwise relates to, its Intellectual Property;

                           (c) any Contracts (other than advances of expenses to
employees in the ordinary course of business) involving loans, loan agreements, debt securities, mortgages, deeds of trust, security agreements, suretyships or guarantees;

                           (d) any Contracts between any of the Companies, on
the one hand, and any of their respective officers, directors, employees or Persons that beneficially own in excess of 1.0% of the outstanding equity interest of the Company (each a "Principal Owner") or any Affiliate or relative, or Affiliate of a relative, of any of the foregoing, on the other;

                           (e) other than the Stock Option Plans, any deferred
compensation agreements, bonus, pension, profit sharing, stock option and incentive plans or arrangements, hospitalization, medical and insurance plans, agreements and policies, retirement and severance plans and other employee compensation policies and agreements affecting employees of any of the Companies;

                           (f) any Contracts with any labor union affecting
employees of any of the Companies;

                           (g) any Contracts which restrict any of the Companies
from freely engaging in business or competing anywhere; or

                           (h) any Contracts which otherwise are material to the
Condition of any of the Companies.

                  True and correct copies of all Scheduled Contracts have been made available to the Investors. Except as set forth on Part 2.8 of Schedule 1 hereto, all of the Scheduled Contracts are in full force and effect and constitute legal, valid and binding obligations of each of the Companies that is a party thereto and, to the best knowledge of the Company, the other parties thereto; the Companies and, to the best knowledge of the Company, each other party thereto, has performed in all material respects all obligations required to be performed by it under the Scheduled Contracts, and no material violation exists in respect thereof on the part of any of the Companies or, to the best knowledge of the Company, any other party thereto; and none of the Scheduled Contracts is currently being renegotiated. The validity, effectiveness and continuation of all Scheduled Contracts will not be adversely affected by the transactions contemplated by this Agreement. No default or violation exists under any Contract(s) which, in the aggregate, are material to the Companies taken as a whole.

                  2.9 Intellectual Property. (a) (i) Set forth on Part 2.9 of
Schedule 1 hereto is a true, correct and complete list of all patents, trademarks, service marks, trade names, brand names, proprietary computer software and programs, franchises, proprietary technology and registered copyrights, and any applications for any of the foregoing (collectively, the "Intellectual Property") of any kind which in any material respect are used in the business of the Companies. Part 2.9 of Schedule 1 hereto contains a true, correct and complete list of all licenses or agreements that in any way affect the rights of the Companies to any of the Intellectual Property or any trade secret material of the Companies (the "Intellectual Property Licenses").

                                    (ii) Except as set forth in Part 2.9 of
         Schedule 1, the Companies are the sole and exclusive owners, free and clear of all Liens, and have all right, title and interest in all of the Intellectual Property. With respect to any Intellectual Property or trade secret necessary to conduct its business, each Company owns or has the exclusive right to use such Intellectual Property or trade secret in its business.

                                    (iii) Each of the Intellectual Property
         Licenses is in full force and effect and constitutes a legal, valid, binding and enforceable obligation in accordance with its terms against each Company party thereto, and, to the best knowledge of the Company, each other Person party thereto. Each Company has performed all obligations imposed upon it under each of the Intellectual Property Licenses to which it is a party. None of the Companies nor, to the best knowledge of the Company, any other party thereto is in default thereunder, nor, to the best knowledge of the Company, is there any event that with notice or lapse of time, or both, would constitute a default thereunder. None of the Companies has received any notice that any other party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by any Company in respect of any of the Intellectual Property or any trade secret material of any Company, except the Intellectual Property Licenses. To the best knowledge of the Company, no director, officer, stockholder, employee or other Affiliate of the Company owns, directly or indirectly, in whole or in part, any of the Intellectual Property or any trade secret material of any Company. Except as set forth on Part
         2.9 of Schedule 1 hereto, to the best knowledge of the Company, no director, officer, employee or Affiliate of any

         Company has entered into any agreement relating to the Companies' business regarding the assignment of rights in inventions, or prohibiting or restricting competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than a Company.

                                    (iv) The consummation of the transactions
         contemplated hereby will not alter or impair the rights of any Company to any of the Intellectual Property, any trade secret material to any Company, or under any of the Intellectual Property Licenses.

                           (b) (i) No claim with respect to the Intellectual
Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of any Company to conduct its business as presently conducted and as proposed to be conducted is currently pending or, to the best knowledge of the Company, has been asserted, or overtly threatened by any Person, nor does the Company know of any grounds for any claim against any Company, (A) to the effect that any operation or activity of any Company presently occurring or contemplated, including, inter alia, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to any Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of such Company; or (D) challenging the license of any Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

                                    (ii) None of the Companies is aware of any
         presently existing United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity contemplated by any Company.

                  2.10 Insurance. Each of the Companies has in full force and effect (i) fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, (ii) all workers' compensation or similar insurance required by the laws of any jurisdiction in which the business of such Company is operated, (iii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by such Company or occurring as a result of the ownership, maintenance or operation by such Company of any automobile, truck or other vehicle, (iv) products liability insurance against claims for personal injury, death or property damage suffered as a result of the distribution, resale or use of products distributed, manufactured, produced or sold by such Company or services rendered by it, providing coverage in such amounts as is customary for companies of established reputation engaged in the same or similar business and similarly situated, (v) comprehensive general liability insurance providing coverage in such amount as is customary for companies of established reputation engaged in the same or similar business and similarly situated, and (vi) such other insurance policies as are sufficient for compliance with all requirements of law and applicable agreements.

                  2.11 Labor Union Activities; Employee Relations. Except as set forth in Part 2.11 of Schedule 1, no employee of any of the Companies is represented by any labor union or covered by any collective bargaining agreement to which the Company is a party or is subject or by which it is bound; nor, to the best knowledge of the Company, has any labor union sought to represent any employee of any of the Companies. There is no strike or other labor dispute involving or affecting any of the Companies pending, or to the best knowledge of the Company, threatened. To the best knowledge of the Company, no officer or key employee intends to terminate his employment with any of the Companies. To the best knowledge of the Company, no officer or key employee of any of the Companies is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of any of the Companies.

                  2.12 ERISA. Part 2.12 of Schedule 1 contains a true and complete list of all "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, compensation, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, life, stock option, stock purchase, disability, termination, retention or other plan, agreement, trust fund or arrangement (whether written or unwritten), maintained, sponsored or contributed to by the Company or any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or Section 4001 of ERISA (an "ERISA Affiliate") on behalf of any employee of the Company or any ERISA Affiliate (whether current, former or retired) or their beneficiaries or with respect to which the Company or any ERISA Affiliate has or has had any obligation on behalf of any such employee or beneficiary (each a "Plan" and, collectively, the "Plans").

                           (a) None of the ERISA Affiliates or the Company has
ever contributed to or contributes to, been required to contribute to, or otherwise participated in or participates in (i) any "multiemployer plan" (within the meaning of Section 4001 (a) (3) of ERISA or Section 414(f) of the
Code), (ii) any single employer pension plan (within the meaning of Section 4001
(a)(1 5) of ERISA) which is subject to Sections 4063 and 4064 of ERISA or (iii) any plan subject to Title IV of ERISA or Section 412 of the Code.

                           (b) The Company, each ERISA Affiliate, each Plan and
each "plan sponsor" (within the meaning of Section 3(16) of ERISA) and each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) has complied in all material respects with applicable law including, without limitation, the Code and ERISA, and each Plan complies with and has been maintained and operated in all material respects in accordance with its terms.

                           (c) With respect to each of the Plans on Part 2.12 of
Schedule 1: (i) all payments required by any Plan or by law with respect to all periods through the date of the First Closing have been made prior to the First Closing; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred, or to the best of the Company's knowledge is expected to occur, with respect to any Plan which has subjected or could subject the Company, any officer, director or employee thereof or any trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code, or any other liability with respect thereto; and (iii) no Plan is under audit or investigation by the Internal Revenue Service or the Department of Labor or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty.

                  2.13 Litigation. Except as set forth in Part 2.13 of Schedule 1, there is no action, suit, proceeding, investigation or governmental approval process (collectively, "Actions") pending or, to the best knowledge of the Company, threatened against any of the Companies, or affecting any of the properties or assets of any of the Companies (including, without limitation, any of its Permits) which individually or in the aggregate could have a material adverse effect on the Condition of the Companies taken as a whole. To the best knowledge of the Company, there is no Action against any director, officer or employee of any of the Companies in connection with the business of any of the Companies which, in the event of an adverse judgment against any such Person, could have a material adverse effect on the Condition of the Companies taken as a whole. The foregoing includes, without limitation, any Action pending or, to the Company's best knowledge, threatened involving the prior employment of any employees of any of the Companies, their use in connection with the business of any of the Companies of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. None of the Companies nor any of their respective assets or properties, nor, in connection with its business, any stockholder, director, officer or employee of any of the Companies, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which is material to the Condition the Companies taken as a whole. There is no Action by any of the Companies currently pending or which any of the Companies intends to initiate which is material to the Condition of the Companies taken as a whole.

                  2.14 Compliance with Laws; Permits. Except as set forth in
Part 2.14 of Schedule 1 hereto, none of the Companies has violated or failed to comply with, in any material respect, any material statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively, "Laws") to which it or any of its properties or assets is subject. Each of the Companies has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the "Permits") that are material to the conduct of the Companies' business as presently conducted and as proposed to be conducted; all such Permits are, and as of the First Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and none of the Companies has any knowledge of any reason why such Permits may be revoked or suspended. All material applications, reports, notices and other documents required to be filed by the Companies with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Companies, none of the Companies knows of any reason why such Permits should not be approved and granted by the appropriate Governmental Authority. None of the Companies nor any of their respective officers or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to any of the Companies.

                  2.15 Taxes. Except as set forth in Part 2.15 of Schedule 1 hereto, all federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other material tax returns and reports required to be filed by any Company in those or in any other jurisdiction (collectively, "Return") have been timely filed. All such Returns were true, correct and complete in all material respects at the time of filing. All taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due from any of the Companies have been paid except to the extent reserved against on the Financial Statements. Except as set forth in Part 2.15 of Schedule 1 hereto, there are no pending audits of any income tax return of any of the Companies by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for any of the Companies for any period.

                  2.16 Books and Records. The books of account, ledgers and records of each of the Companies accurately and completely reflect in all material respects all material information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of each of the Companies fully set forth all action taken by the Board of Directors, stockholders and, if any, executive board (or other committee thereof) of each such Company.

                  2.17 Environmental Matters. The business, assets and properties of each of the Companies are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws"). Except as set forth in Part 2.17 of Schedule 1, no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by any of the Companies with, or a violation by any of the Companies of, the Environmental Laws and none of the Companies nor any of their respective predecessor companies has caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by any of the Companies or any predecessor company, except where such disposal, discharge or release was in compliance with the Environmental Laws. Part 2.17 of Schedule 1 hereto contains a complete and correct list of the name and location of each site (i) which is listed, or proposed for listing on a registry or inventory of inactive hazardous waste sites maintained by any Governmental Authority and which currently is or formerly was owned, leased, occupied or used by any of the Companies or any predecessor company or (ii) with respect to which any of the Companies or any predecessor company has received notice that such Company is considered to be a potentially responsible person for cleanup or other liability in respect of Environmental Laws.

                  2.18 Transactions with Affiliates. Except as set forth on Part
2.18 of Schedule 1, none of the Companies is a party or subject to any contractual obligation between any such Company and any officer, director, stockholder, partner or employee of any of the Companies or, to the best knowledge of the Company, any affiliate of any thereof, including without limitation any contractual obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such person, other than employment agreements that individually or in the aggregate are not material to the Companies taken as a whole. To the best knowledge of the Company, no past or present Principal Owner of any of the Companies, nor any of his or its Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with the Companies.

                  2.19 Registration Rights. Except as set forth in Part 2.19 of
Schedule 1 and as provided in the Shareholders Agreement, no Person has, and as of the First Closing no Person shall have, demand, "piggy-back," or other rights to cause any of the Companies to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to any securities of any of the Companies or to participate in any such registration statement.

                  2.20 No Brokers or Finders. Except for agreements with J.P. Morgan Securities Incorporated and with NationsBanc Montgomery Securities, Inc., none of the Companies nor any of their respective Affiliates has entered into or will enter into any agreement pursuant to which any of the Companies or any Investor will be liable, as a result of the transactions contemplated by this Agreement or any of the Company's Documents, for any claim of any Person for any commission, fee or other compensation as finder or broker.

                  2.21 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" nor is the Company or any of its Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

                  2.22 Confidential Information Memorandum. The Memorandum, including the projections contained therein, is based on assumptions believed by the Company to be reasonable. The Company has no reason to believe that the Company will not achieve substantially the results described in the Memorandum.

                  2.23 Employee Confidentiality Agreement. Each key executive employee of each of the Companies has executed an Agreement which contains a confidentiality provision substantially in the form attached hereto as Exhibit
J. The Company is not aware that any such employee is in violation thereof, and the Company and each of the Subsidiaries will make reasonable efforts to prevent any such violation.

                  2.24 Disclosure. In connection with the purchase of the Securities by the Investors as contemplated hereby, the Company has disclosed to the Investors all material facts concerning the Companies, their Condition and the Securities, and has not made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein, in the Memorandum or in any other Company's Documents not misleading.

                  2.25 Small Business. The Company, together with its "affiliates" (as that term is defined in Title 13 of the United States Code of Federal Regulations, Section 121.103), is a "Small Business" within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Investment Act"), and the regulations promulgated thereunder (including Parts 107 and 121 of Title 13 of the United States Code of Federal Regulations). The information provided by the Company on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct.

                  2.26 Use of Proceeds. The proceeds from the sale of the Securities to the Investors will be used solely to fund working capital, and for growth, modernization and expansion. No portion of such proceeds will be used
(i) to purchase stock in, provide capital to or repay any indebtedness incurred for the purpose of investing in a company licensed under the Small Business Investment Act, (ii) to acquire realty or to discharge an obligation relating to the prior acquisition of realty (except that a portion of the proceeds may be used (x) to acquire an existing property, provided that at least 51% of the usable square footage of such property will be used for an eligible business purpose and (y) to build or renovate a building, provided that at least 67% of the usable square footage of such property will be used for an eligible business purpose), (iii) outside the United States (except to acquire abroad materials and equipment or property rights for use or sale in the United States), or (iv) for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Section 107.720 of the United States Code of Federal Regulations.

                  2.27 Business Activity. The Company's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and the Company is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. None of the employees or tangible assets of the Company and its subsidiaries are located outside of the United States.

                  2.28 Acknowledgment of JPM Investors as SBICs. The Company hereby acknowledges its awareness that each of the JPM Investors is a Federal licensee under the Small Business Investment Act.

         3. Representations and Warranties of the Investors. Each Investor severally, as to itself, and not jointly, hereby represents and warrants to, and agrees with, the Company as follows:

                  3.1 Organization. Such Investor, if a corporation or a partnership, is duly and validly organized and validly existing in good standing as a corporation or partnership, as applicable, under the laws of its jurisdiction of organization.

                  3.2 Authorization. Such Investor has all requisite power and authority to enter into and perform, and has taken all actions necessary to authorize such Investor to enter into and perform, such Investor's obligations under this Agreement, and to consummate the transactions contemplated hereby and, except for filings under the HSR Act, such execution, delivery and performance do not and will not require the consent, waiver, approval, license, designation or authorization of, or filing with, any Person or public authority other than those which have been made or obtained or those which are required to be made after the First Closing (which will be timely made). This Agreement is and will be as of the First Closing, the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

                  3.3 No Intended Resale. Such Investor's Purchased Securities are being acquired for investment for such Investor's own account (except for transfers between JPM Investors) and not with a view to the resale or distribution thereof in violation of applicable securities laws.

                  3.4 No Agency Relationship. Such Investor is not acting as a nominee or agent for any Person, and does not have any contracts, understandings, agreements or arrangements with any Person to sell, transfer or grant participation in its Purchased

Securities to any Person, except for arrangements between the JPM Investors and arrangements between RLEC and certain of its investors.

                  3.5 Investment Experience. Such Investor is an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act), can bear the economic risk of its investment for an indefinite period of time and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company.

                  3.6 Memorandum and Agreements. Such Investor has received and reviewed the Memorandum and understands that to the extent, if any, that this Agreement, the Disclosure Schedules hereto, the Certificate, the Notes, or the Options are inconsistent with the Memorandum, the Memorandum is qualified in its entirety by, and is subject to the terms set forth in, such agreements and Disclosure Schedules.

                  3.7 Opportunity to Ask Questions. Such Investor has had an opportunity to ask questions of the Company and its senior management regarding the term of this offering and other matters pertaining to this investment.

                  3.8 Access. Such Investor has been afforded an opportunity to examine the books, records, financial statements, contracts, documents and other information concerning the Companies and their respective Affiliates, and has been given all information as has been requested by such Investor in order to evaluate the merits and risks of this investment.

                  3.9 Own Investigation. Such Investor has performed its own due diligence with respect to this investment and is relying on that due diligence in making this investment. Such Investor is not relying on J.P. Morgan Securities Incorporated or NationsBanc Montgomery Securities, Inc. or their respective Affiliates with respect to tax, suitability or other economic considerations of this investment.

                  3.10 Securities Registration. Such Investor understands and acknowledges that the purchase of its Securities will not be registered under the Securities Act, in reliance upon an exemption from the registration requirements thereof, and that the purchase of its Securities will not be registered or qualified under the securities or Blue Sky laws of any other jurisdiction. Such Investor understands and acknowledges that the availability of such exemption is based, in part, upon its representations in this Agreement. Such Investor also understands and acknowledges that no federal or state agency has made any recommendation or endorsement of an investment in the Company.

                  3.11 Restricted Securities. Such Investor understands that (a) its Series D Stock, Options, Notes and Conversion Stock are each a "restricted security" (as defined in Rule 144 promulgated under the Securities Act) and that they may not be resold or otherwise transferred without registration under the Securities Act and applicable state securities laws unless an exemption from registration is available; (b) transfer of its Series D Stock, Options and Conversion Stock is further restricted by the Shareholders Agreement; and (c) legends may be placed on any certificate or other document evidencing the Securities, setting forth the foregoing transfer restrictions.

                  3.12 No Brokers or Finders. Such Investor has not and will not enter into any agreement pursuant to which the Company or any of the Investors will be liable, as a result of the transactions contemplated by this Agreement, for any claim of any Person for any commission, fee or other compensation as finder or broker.

                  3.13 Pre-emptive Rights. Such Investor, if a shareholder of the Company prior to the First Closing, hereby agrees that the execution and delivery of this Agreement constitutes the exercise in full by such Investor of any and all pre-emptive rights such Investor has against the Company with respect to the transactions described in this Agreement.

Nothing contained in this Section 3 shall in any respect limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of each Investor to rely thereon.

         4. Conditions of Investors' Obligations at First Closing. The obligation of each Investor to purchase the Purchased Securities to be purchased by it at the First Closing is subject to the fulfillment to each such Investor's satisfaction, prior to or at the First Closing, of each of the following conditions:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the other Company's Documents shall be true and correct in all material respects on and as of the date of the First Closing as if made on and as of such date.

                  4.2 Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement and the other Company's Documents to be performed or complied with by it prior to or at the First Closing.

                  4.3 Stock Certificates. Etc. At the First Closing, the Company shall have tendered to each Investor for delivery upon payment in full therefor in accordance with the provisions of this Agreement, a certificate representing shares of Series D Stock, a WSI A Option, a Tranche 1 Option, a Tranche 2 Option and a Note (and, in the cases of JPMIC and IAB only, a certificate representing the Series G Common Share and a certificate representing the Series H Common Share, respectively), in accordance with Section 1.1 hereof, all in form and substance satisfactory to such Investor and sufficient to transfer to and vest in such Investor good and valid title to such Purchased Securities, free and clear of any Lien.

                  4.4 No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of any of the Companies since June 30, 1997.

                  4.5 Consents. The Company shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement, the other Company's Documents and the amendments to the Certificate and the By-Laws of the Company in the form of Exhibit G hereto (the "Amended and Restated By-Laws") and the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, each of the Company's existing stockholders shall have exercised (in which case their rights are being satisfied in full by their purchase of Securities under this Agreement) or waived any preemptive right any such stockholder may have to purchase any of the Securities.

                  4.6 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

                  4.7 Opinion of Counsel. The Investors shall have received from Cadwalader, Wickersham & Taft an opinion dated as of the First Closing, in the form attached hereto as Exhibit H.

                  4.8 Compliance Certificate. The Investors shall have received certificates dated as of the day of the First Closing executed by a senior officer of the Company certifying that the conditions specified in Sections 4.1, 4.2, 4.4 through 4.6 and 4.10 have been fulfilled.

                  4.9 Directors. Those persons listed on Schedule 4 hereto shall have been duly elected and qualified as directors of the Company and immediately following the First Closing shall constitute the entire Board of Directors of the Company.

                  4.10 Related Documents. The Shareholders Agreement shall have been executed and delivered by each of the parties thereto and in full force and effect, and the Certificate and Amended and Restated By-Laws shall be in full force and effect.

                  4.11 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors and their counsel, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as the Investors may reasonably request.

                  If at the First Closing the Company fails to tender to the Investors the documents specified herein which are required to be delivered to the Investors at the

First Closing or if at the First Closing any of the conditions specified in this
Section 4 shall not have been fulfilled to each Investor's satisfaction, such Investor shall, at its election, be relieved of all further obligations under this Agreement.

         5. Conditions of Investors' Obligations at Subsequent Closings. The obligation of each Investor to purchase the Purchased Securities to be purchased by it at each Subsequent Closing is subject to the fulfillment to each such Investor's satisfaction, prior to or at such Subsequent Closing, of each of the following conditions:

                  5.1 HSR Compliance. All filings required to be made under the HSR Act in connection with the transactions contemplated by this Agreement shall have been made and the waiting period under the HSR Act shall have thereafter expired or been terminated.

                  5.2 Stock Certificates, Etc. At each Subsequent Closing, the Company shall have tendered to each Investor for delivery upon payment in full therefor in accordance with the provisions of this Agreement, a certificate representing shares of Series D Stock, a WSI A Option, a Tranche 1 Option, a Tranche 2 Option and a Note in accordance with Section 1.2 hereof, all in the form delivered at the First Closing and sufficient to transfer to and vest in such Investor good and valid title to such Purchased Securities, free and clear of any Lien.

                  5.3 No Actions. No injunction or other order or decree of a court or Governmental Authority restraining or prohibiting the Subsequent Closing under this Agreement shall be in effect.

         6. Conditions of the Company's Obligations at First Closing. The obligations of the Company to an Investor under this Agreement are subject to the fulfillment to the Company's satisfaction, prior to or at the First Closing, of each of the following conditions:

                  6.1 Representations and Warranties. The representations and warranties of such Investor contained in this Agreement shall be true and correct in all material respects on and as of the date of the First Closing as if made on and as of such date.

                  6.2 Payment of Purchase Price. Such Investor shall have delivered to the Company the purchase price specified in Section 1.1 hereof.

                  6.3 No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

                  6.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and its counsel, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  6.5 Consents. The Company shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement, the other Company's Documents and the amendments to the Certificate and the Amended and Restated By-Laws and the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, each of the Company's existing stockholders shall have exercised or waived any preemptive right or right of first offer any such stockholder may have to purchase any of the Securities.

                  6.6 Related Documents. The Shareholders Agreement shall have been executed and delivered by each of the parties thereto and in full force and effect, and the Certificate and Amended and Restated By-Laws shall be in full force and effect.

                  If at the First Closing an Investor fails to tender to the Company the payment or documents specified herein which are required to be delivered to the Company at the First Closing or if at the First Closing any of the conditions specified in this Section 6 shall not have been fulfilled to the Company's satisfaction, the Company shall, at its election, be relieved of all further obligations to such Investor under this Agreement and shall have such other remedies available under the law.

         7. Conditions of the Company's Obligations at Subsequent Closings. The obligations of the Company to an Investor under this Agreement are subject to the fulfillment to the Company's satisfaction, prior to or at each Subsequent Closing, of each of the following conditions:

                  7.1 HSR Compliance. All filings required to be made under the HSR Act in connection with the transactions contemplated by this Agreement shall have been made and the waiting period under the HSR Act shall have thereafter expired or been terminated.

                  7.2 Payment of Purchase Price. Such Investor shall have delivered to the Company the purchase price specified in Section 1.2 hereof.

                  7.3 No Actions. No injunction or other order or decree of a court or Governmental Authority restraining or prohibiting the Subsequent Closing under this Agreement shall be in effect.

                  If at a Subsequent Closing an Investor fails to tender to the Company the payment or documents specified herein which are required to be delivered to the

Company at such Subsequent Closing or if at such Subsequent Closing any of the conditions specified in this Section 7 shall not have been fulfilled to the Company's satisfaction, the Company shall, at its election, be relieved of all obligations to such Investor at such Subsequent Closing under this Agreement and shall have such other remedies available under the law.

         8. Certain Post-Closing Covenants. The Company covenants and agrees with the Investors (except that (x) Section 8.1 shall be for the benefit of JPMIC and IAB only and (y) Section 8.7 shall be for the benefit of the JPM Investors (and their permitted assigns) only) as follows:

                  8.1 Observer Rights. During any time that either JPMIC and/or IAB has not designated at least one director on the Company's Board of Directors, the Company shall give to JPMIC and/or IAB (as applicable) notice of each meeting of the Board of Directors of the Company and/or its subsidiaries and of each committee thereof at the same time and in the same manner as notice is given to the directors (or their equivalent in the case of a partnership subsidiary) of the Company or such subsidiary. One (1) designee of JPMIC and/or one (1) designee of IAB (as applicable) shall be entitled to attend in person, as an observer, all meetings held in person and to listen to telephone meetings of the Board of Directors of the Company and each of its subsidiaries and of each committee thereof solely for the purpose of allowing JPMIC and/or IAB to have current information with respect to the affairs of such Company. The Company shall provide to JPMIC and/or IAB in connection with each meeting its respective observer designee is entitled to attend, whether or not present at such meeting, copies of all notices, minutes, consents, and all other materials or information that it provides to the directors of the applicable Company with respect to such meeting, at the same time such materials and information are given to the directors of such Company (except that materials and information provided to directors of the Company or such subsidiary at meetings at which a designee of JPMIC and/or IAB is not present shall be provided to JPMIC and/or IAB, as applicable, promptly after the meeting). If the Board of Directors of any of the Company or any subsidiary or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to JPMIC and/or IAB prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall bear all travel and related expenses incurred by the observer designees of JPMIC and/or IAB associated with attending meetings.

                  8.2 Information. For as long as a Designated Investor (as hereinafter defined) and/or its permitted assignees holds at least 250,000 shares (as adjusted for any stock splits, combinations and similar events) of Series D Stock (or any other securities into which such shares have been converted or for which they have been exchanged), such Investor and/or its permitted assignees shall be entitled to receive, and the Company agrees to provide to such Investor and its permitted assignees (unless such Investor or such assignee requests that such information not be delivered to it at such time), the information and access set forth below. For purposes of this

Section 8.2 the term "Designated Investor" shall mean any Investor that holds or is purchasing on the date hereof a share of Special Common Stock (as-defined in the Certificate).

                           (a) Financial and Related Data.

                                    (i) As soon as available, but in any event
         not later than 45 days after the end of each month, the unaudited consolidated balance sheet as at the end of such month of the Company and its subsidiaries and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for such month and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the comparable period of the preceding fiscal year and budgeted figures for the period. All such financial statements shall be complete and correct in all material respects, shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein (except that such financial statements may omit footnotes and would be subject to normal year-end adjustments which are not, in the aggregate, material) and shall be accompanied by a certificate of the President or chief financial officer of the Company to such effect and shall be accompanied by a certificate of the President or chief financial officer of the Company to such effect.

                                    (ii) As soon as available, but in any event
         within 90 days after the end of each fiscal year of the Company, the audited consolidated and unaudited consolidating balance sheet of the Company and its subsidiaries as at the end of such fiscal year and the related audited consolidated statements and unaudited consolidating statements of operations, stockholders' equity and cash flows of the Company and its subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year and budgeted figures for the fiscal year accompanied by an opinion of an accounting firm of nationally recognized standing selected by the Company with respect to the consolidated statements, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards and, accordingly, included such tests of accounting records and such other auditing procedures as were considered necessary under the circumstances and which opinion shall not be subject to any qualification resulting from a limit on the scope of the examination of the financial statements or the underlying data or which could be eliminated by changes in the financial statements or the notes thereto or by the creation of or increase in a reserve or a decreased carrying value of assets. All such financial statements shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the periods reflected therein.

                                    (iii) As soon as available, but in any event
         not later than 30 days prior to the end of each fiscal year of the Company, the financial plan of the Company for the next succeeding fiscal year, including but not limited to cash flow and balance sheet projections and operating budget, calculated monthly, and any updates or revisions as soon as available.

                                    (iv) Promptly after receipt, copies of all
         management letters from accountants and all certificates prepared by or for the Company or its subsidiaries as to compliance, defaults, material adverse changes, material litigation or similar matters, but only to the extent that the delivery thereof would not result in the loss of any generally recognizable privilege otherwise applicable thereto.

                                    (v) Within 15 days after the Company obtains
         knowledge of the commencement or written threat of commencement of any material litigation or proceeding against any of the Companies or their respective assets, written notice by the Company of the nature and extent of such litigation or proceeding.

                                    (vi) Promptly, but in any event within
         fifteen (15) days, after any distribution to its stockholders generally or to specific stockholders by agreement, to its directors, to prospective investors or to the financial community of an annual report, proxy statement, registration statement or other similar report or communication, a copy of each such report, proxy statement, registration statement or other similar report or communication; promptly, but in any event within fifteen (15) days after any filing with the Securities and Exchange Commission or with any national securities exchange or with the National Association of Securities Dealers, Inc., of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement; and promptly, but in any event within two (2) business days after released, copies of all press releases and other statements made available generally by any of the Companies to the public concerning material developments.

                                    (vii) Within 60 days after the end of each
         fiscal year, a list of stockholders and other security holders, showing the authorized and outstanding shares by class (including the common stock equivalents of any convertible security), the holdings of each stockholder (both before giving effect to dilution and on a fully-diluted basis) and the holdings of each Person that holds options, warrants or convertible securities (both before giving effect to dilution and on a fully diluted basis).

                                    (viii) Within 60 days after the end of each
         fiscal year, and in addition to the information requested in paragraph
         (vii) above, copies of all
         stock option plans, and a list detailing all options granted, issued, exercised or lapsed; all warrants granted, issued (whether to directors, in connection with financings or otherwise), exercised or lapsed; and all stock issued or sold (including in each case, without limitation, all option and warrant exercise prices, stock issuance prices, and other terms).

                                    (ix) Promptly, but in any event not later
         than ten (10) days after execution, copies of any agreement entered into by the Company or any of its subsidiaries, with any stockholder, director, or officer of the Company or any of its subsidiaries or any past or present Principal Owner or Affiliate.

                                    (x) From time to time, and promptly, such
         additional information and financial data regarding results of operations, financial condition, business, affairs or prospects of the Company and its subsidiaries, including without limitation cash flow analyses and projections, as is available to the Company that any Investor shall reasonably request.

                           (b) Access. The Company shall permit, and shall cause
its subsidiaries to permit, representatives designated by each Investor, upon reasonable prior notice to the Company, to visit and inspect each of the Company's or its subsidiaries' properties, to examine their respective corporate and financial records (and make copies thereof or extracts therefrom), to discuss their respective affairs, finances and accounts; with the Company's or its subsidiaries' directors and officers, key employees and accountants, all at such reasonable times as may be requested by any such Investor.

                           (c) Other Information. The Company shall provide,
from time to time, such additional information regarding the Company or its subsidiaries as any of JPMIC or IAB reasonably may request, including without limitation, any information or reports required by reason of reporting or regulatory requirements to which any such Investor, or any Person controlling any such Investor is subject.

                  8.3 Annual Meetings. The Company will hold annual meetings as required by law.

                  8.4 Exemption from Investment Company Act. The Company shall conduct its business so that neither the Company nor any of its subsidiaries shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  8.5 Accounting and Reserves. The Company shall, and the Company shall cause each of its subsidiaries to, maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with generally accepted accounting principles applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such proper reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

                  8.6 Transactions with Affiliates. Neither the Company nor any subsidiary of the Company shall directly or indirectly, enter into any transaction or agreement with any stockholder of the Company or any Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as defined below) and (ii) on terms no less favorable to the Company or any such subsidiary than those obtainable from a non-Affiliated Person. A "Disinterested Director" shall mean an individual who is not and who has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

                  8.7 Provisions Relating to JPM Investors.

                           (a) Use of Proceeds. The Company will use the
proceeds from the sale of the Securities as provided in the first sentence of
Section 2.26, and no portion of such proceeds shall be applied to any prohibited use described in the second sentence of Section 2.26. The Company will provide to the JPM Investors and the U.S. Small Business Administration access to its books and records for the purpose of confirming the use of the proceeds and for all other purposes required by the U.S. Small Business Administration. Upon the request of any JPM Investor at any time or from time to time, the Company will provide a certificate of its chief financial officer (or other executive officer) (i) describing the use of such proceeds and (ii) certifying compliance by the Company with this Section 8.7 and Section 2.26.

                           (b) Business Activity. For a period of one year
following the date hereof, the Company will not change its business activity if such change would render the Company ineligible as a "Small Business" under the Small Business Investment Act and the regulations thereunder.

                           (c) Non-Discrimination Compliance. The Company will
at all times comply with the non-discrimination requirements of Title 13 of the United States Code of Federal Regulations Parts 112, 113 and 117.

                           (d) Information. Upon request, the Company promptly
(and in any event within twenty (20) days of such request) will provide to each JPM Investor an assessment, in form and substance satisfactory to such JPM Investor, of the economic impact of its financing, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company's business, in terms of expanded revenue and profits, and on taxes paid by the business and its employees. Upon request, the Company promptly (and in any event within twenty (20) days of such request) will furnish to each JPM Investor all information requested by it in order for it to prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over such JPM Investor.

                           (e) Transfers by JPM Investors to Affiliates. The
Company and each of the Investors hereby covenant and agree that, upon the request of a JPM Investor in connection with a proposed transfer of shares of capital stock of the Company from such JPM Investor to one or more of its affiliates that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation (a "Regulation Y Shareholder"), the Company and the Investors will take such commercially reasonable actions (including, without limitation, voting all shares of stock of the Company held by them in favor of such actions) as such JPM Investor may reasonably request in order to permit such Regulation Y Shareholder to comply with regulatory limitations applicable to it, including, without limitation, taking such actions as may be required in order:

                                    (i) to amend this Agreement and the
         Shareholders Agreement so that (x) at the election of such JPM Investor, any covenant in favor of and any right afforded to such JPM Investor as applicable, shall run in favor of and be afforded to such Regulation Y Shareholder (including, without limitation, registration rights, tag-along rights, preemptive rights and informational rights),
         (y) the covenants and agreements contained in Sections 2.26 and 8.7(a)-(c) of this Agreement and Sections 3.5, 3.11 and 4.11 of the Shareholders Agreement shall terminate with respect to such JPM Investor and shall not apply to such Regulation Y Shareholder, and neither such JPM Investor nor such Regulation Y Shareholder shall be a party to or bound by or have the right to enforce, amend or waive such provisions and (z) such Agreements are consistent with the Regulation Y Term Sheet (as defined below); and

                                    (ii) to cause the Company and the Investors
         to enter into an agreement with the Regulation Y Shareholder providing for the matters referred to in the term sheet attached hereto as
         Exhibit I ("Regulation Y Term Sheet").

         Without limiting the generality of the foregoing, in connection with any such transfer by a JPM Investor to a Regulation Y Shareholder, the Company, the Investors and the Common Shareholders shall take such other actions and enter into such further agreements as such JPM Investor or such Regulation Y Shareholder may reasonably request in order to permit such transfer and to permit such Regulation Y Shareholder to comply with regulatory limitations applicable to it provided, that no Investor shall be obligated to take any action pursuant to this sentence or Section 8.8 which would adversely affect such Investor's rights under any of the Company's Documents, as the same may be amended from time to time.

                           (f) Nothing in this Section 8.7 shall relieve the JPM
Investors from their obligation to purchase any Securities as set forth in this Agreement.

                  8.8 Assistance in Sales. In the event that it becomes unlawful for any Investor to continue to hold all or some portion of the Securities to be held by it, or restrictions are imposed on such Investor by any Law which, in the reasonable judgement of such Investor, make it unduly burdensome to continue to hold all or some portion of such Securities, then such Investor, subject to the Shareholders Agreement, may sell or otherwise dispose of all or any portion of its Securities, and the Company shall use reasonable efforts to assist such Investor in disposing of such interest in a prompt and orderly manner, and, at the request of any such investor, shall provide (and authorize such Investor to provide) financial and other information concerning the Company and its subsidiaries to any prospective purchaser of such interest, provided, however, that neither the Company, its subsidiaries nor any Investor shall provide any confidential information regarding the Company and its subsidiaries to any such prospective purchaser unless such prospective purchaser shall first have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company.

                  8.9 Additional Covenants.

                           (a) When applicable, the Company shall file the
reports required to permit sales under Rule 144 of the Securities Act.

                           (b) During any period in which the Company is not
subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall make available information required to be provided by Rule 144A(d)(4), upon request.

                  8.10 HSR Compliance. The parties hereto will cooperate and use their reasonable best efforts promptly to have JPMIC, IAB and the Company file under the HSR Act with respect to the purchase by JPMIC and IAB of Purchased Securities and obtain termination or expiration of the waiting period under the HSR Act. In the event of the expiration of the notification filed by JPMIC or IAB under the HSR Act prior to its purchase in full of the Purchased Securities under this Agreement, JPMIC and/or IAB, as applicable, shall refile under the HSR Act to the extent required to permit the purchase by such Investor of all Purchased Securities that remain to be purchased by such Investor under this Agreement.

         9. Miscellaneous.

                  9.1 Expenses. The Company shall pay all stamp, documentary and other taxes which may be payable in connection with the execution, delivery and performance of this Agreement, and the purchase and sale of the Securities. In addition, the Company shall, upon presentation of an appropriate invoice relating thereto, pay all reasonable legal and accounting fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (i) by the

JPM Investors, including the fees and expenses of Proskauer Rose LLP and the fees and expenses of accountants for the JPM Investors in connection with accounting due diligence, in an aggregate amount not to exceed $130,000, (ii) by IAB, including the fees and expenses of Davis Polk & Wardwell, in an aggregate amount not to exceed $40,000 and (iii) by all other Investors, in an aggregate amount not to exceed $20,000, to be allocated among such Investors submitting invoices based upon their aggregate commitments under this Agreement In addition, the Company shall pay all filing fees relating to filings under the HSR Act required to be made by any Investor, provided that the Company shall not be obligated to pay the filing fees in connection with more than one such filing per Investor.

                  9.2 J.P. Morgan Fee. The Company shall not pay any fee to J.P. Morgan Securities Incorporated on the portion of the Purchased Securities purchased by the JPM Investors.

                  9.3 Publicity. Except as may be required by Law, the Company shall not use the name of, or make reference to, any Investor or any of its Affiliates in any press release or in any public manner without such Investor's prior written consent. Except as required in furtherance of the Company's activities or as otherwise required by law or regulation or requested by regulatory agencies, each Investor shall treat, and shall cause its representatives to treat, as confidential all confidential and proprietary information regarding the Company and Edison LP which such Investor receives from the Company as an Investor or Stockholder of the Company.

                  9.4 Indemnification. The Company agrees to indemnify each Investor and each officer, director, employee, agent, partner, stockholder and affiliate of each Investor (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Company's Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Company's Documents, (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale of the Securities by the Company to the Investors and
(d) any failure by the Company to use the proceeds from the sale of the Securities as specified herein.

                  9.5 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Securities and the consummation of the transactions contemplated hereby; provided, however, that the representations and warranties contained in Sections 2 and 3 (other than (x) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.18, 2.19, 2.25, 2.26, 2.27, 3.1 and 3.2 which shall survive indefinitely and
(y) the representations and warranties set forth in Sections 2.12 and 2.15 which shall terminate on the fourth anniversary of the date of this Agreement) shall terminate upon the later to occur of (i) two years from the date hereof and (ii) ninety (90) days after delivery to the Investors of the audited financial statements pursuant to Section 8.2(a)(ii) above for the fiscal year ending June 30, 1999, provided further, however, that no representation or warranty shall terminate until after the final non-appealable resolution of any claim relating to such representation or warranty, which claim shall have been made prior to the expiration of such representation or warranty.

                  9.6 Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Investors. After the First Closing, any Investor may assign this Agreement and such Investor's rights hereunder, in whole or in part without the consent of the Company or any other Investor to (i) any Affiliate of such Investor (which shall include, without limitation, in the case of JPMIC, Sixty Wall and, in the case of Sixty Wall, JPMIC) or (ii) any other transferee of at least 25% of the Securities acquired and to be acquired by such Investor (the WSI Investors to be treated as one Investor for purposes of this clause (ii)) under this Agreement (it being understood that all transfers of Securities shall be in accordance with the terms of the Shareholders Agreement). No such assignment shall relieve an Investor of its obligation to purchase the Purchased Securities at Subsequent Closings.

                  9.7 Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and by Investors that have the right to acquire 85% or more of the Series D Stock to be acquired by the Investors under this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company.

                  9.8 APPLICABLE LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

                  9.9 DISPUTE RESOLUTION. IN THE EVENT OF ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS OR INTERESTS OF THE INVESTORS OR THE

COMPANY OR THE BREACH OR ALLEGED BREACH OF TIES AGREEMENT (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS HEREINAFTER REFERRED TO AS A "DISPUTE"), SUCH DISPUTE WILL BE SETTLED BY ARBITRATION IN NEW YORK CITY, NEW YORK. THE ARBITRATION WILL BE CONDUCTED IN ACCORDANCE WITH THE PROCEDURES IN THIS SECTION
9.9 AND THE COMMERCIAL ARBITRATION RULES OF THE AAA ("AAA RULES"). IN THE EVENT OF A CONFLICT, THE PROVISIONS OF TIES SECTION 9.9 WILL CONTROL.

                  THE ARBITRATION WILL BE CONDUCTED BEFORE A PANEL OF THREE ARBITRATORS, REGARDLESS OF THE SIZE OF THE DISPUTE, TO BE SELECTED AS PROVIDED IN THE AAA RULES. ANY ISSUE CONCERNING THE. EXTENT TO WHICH ANY DISPUTE IS SUBJECT TO ARBITRATION, OR CONCERNING THE APPLICABILITY, INTERPRETATION, OR ENFORCEABILITY OF THESE PROCEDURES, INCLUDING ANY CONTENTION THAT ALL OR PART OF THESE PROCEDURES ARE INVALID OR UNENFORCEABLE, SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT AND RESOLVED BY THE ARBITRATORS. NO POTENTIAL ARBITRATOR MAY SERVE ON THE PANEL UNLESS HE OR SHE HAS AGREED IN WRITING TO ABIDE AND BE BOUND BY THESE PROCEDURES.

                  THE ARBITRATORS SHALL HAVE NO POWER TO AWARD (I) DAMAGES INCONSISTENT WITH THIS AGREEMENT OR (II) PUNITIVE DAMAGES OR ANY OTHER DAMAGES NOT MEASURED BY THE PREVAILING PARTY'S ACTUAL DAMAGES, AND THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO OBTAIN SUCH DAMAGES IN ARBITRATION OR IN ANY OTHER FORUM. IN NO EVENT, EVEN IF ANY OTHER PORTION OF THESE PROVISIONS IS HELD TO BE INVALID OR UNENFORCEABLE, SHALL THE ARBITRATORS HAVE POWER TO MAKE AN AWARD OR IMPOSE A REMEDY THAT COULD NOT BE MADE OR IMPOSED BY A FEDERAL COURT DECIDING THE MATTER IN THE SAME JURISDICTION.

                  NO DISCOVERY WILL BE PERMITTED IN CONNECTION WITH THE ARBITRATION UNLESS IT IS EXPRESSLY AUTHORIZED BY THE ARBITRATION PANEL UPON A SHOWING OF SUBSTANTIAL NEED BY THE PARTY SEEKING DISCOVERY.

                  ALL ASPECTS OF THE ARBITRATION SHALL BE TREATED AS CONFIDENTIAL. NEITHER THE PARTIES NOR THE ARBITRATORS MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF THE ARBITRATION, EXCEPT AS NECESSARY TO COMPLY WITH LEGAL OR REGULATORY REQUIREMENTS. BEFORE MAKING ANY SUCH DISCLOSURE, A PARTY SHALL GIVE WRITTEN NOTICE TO ALL OTHER PARTIES AND SHALL AFFORD SUCH PARTIES A REASONABLE OPPORTUNITY TO PROTECT THEIR INTERESTS.

                  THE RESULT IN THE ARBITRATION WILL BE BINDING ON THE PARTIES, AND JUDGMENT ON THE ARBITRATORS' AWARD MAY BE ENTERED
IN ANY COURT HAVING JURISDICTION.

                  9.10 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

                  (i)      If to the Company, to it at the following address:

                                    550 Maine Street
                                    Suite 366
                                    Knoxville, TN 37902
                                    Telecopy: (423) 546-1090
                                    Attention: Ms. Laura Eshbaugh, President;

                           with a copy to:

                                    Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, NY 10038
                                    Telecopy: (212) 504-6666
                                    Attention: John F. Fritts, Esq.

                  (ii) If to any Investor, to it at the address set forth below its name on the signature page hereto.

                  9.11 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter.

                  9.12 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  9.13 Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                  9.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                  9.15 Understanding Among Investors. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor (in its capacity as such) and independently of any statements or opinions as to the Condition of the Company which may have been made or given by any other Investor (in its capacity as such) or by any agent or employee of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.

                  [Remainder of page intentionally left blank]

                           IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first above written.

                       THE COMPANY:

                       The Edison Project Inc.



                       By:   /s/ Laura Eshbaugh
                             -----------------------------
                             Name:  Laura Eshbaugh
                             Title:  President

                       INVESTORS:

                       J.P. MORGAN INVESTMENT CORPORATION



                       By:   /s/ John B. Fullerton
                             -----------------------------
                             Name:  John B. Fullerton
                             Title:  Managing Director


                       Address:       60 Wall Street
                                      New York, New York  10260-0060
                                      Attention:      Mr. John B. Fullerton
                                                      J. Edmund Colloton, Esq.
                                      Telecopy:       (212) 648-7066

                       with a copy to:

                                      Proskauer Rose LLP
                                      1585 Broadway
                                      New York, New York  10036-8299
                                      Attention:      Bruce Lieb, Esq.
                                      Telecopy:       (212) 969-2900

                       SIXTY WALL STREET SBIC FUND, L.P.
                       By:   Sixty Wall Street SBIC Corporation,
                             its General partner


                             By:   /s/ John B. Fullerton
                                   ------------------------
                                   Name:  John B. Fullerton

                                   Title:  Managing Director

                       Address:       60 Wall Street
                                      New York, New York  10260-0060
                                      Attention:      Mr. John B. Fullerton
                                                      J. Edmund Colloton, Esq.
                                      Telecopy:       (212) 648-7066


                       with a copy to:

                                      Proskauer Rose LLP
                                      1585 Broadway
                                      New York, New York  10036-8299
                                      Attention:      Bruce Lieb, Esq.
                                      Telecopy:       (212) 969-2900

                       INVESTOR INVESTMENTS AB:


                       By:    /s/ M. Wattenborg  /s/ Guje Holmborg
                              --------------------------------------
                              /s/ Klas Hillstrom
                              ----------------------------
                             Name:     Marcus Wattenborg/Guje Holmberg/
                                       Klas Hillstrom
                             Title: Executive Vice President and Deputy Chief Executive Officer, Investor AB/ Vice President Group Accounting/Vice President

                       Address:       c/o Investor UK Ltd.
                                      10 Hill Street
                                      London, WTX 7 FU
                                      United Kingdom
                                      Attention:      Kles Hillstrom
                                      Telecopy:       011-44-171-409-1305

                       with a copy to:

                                      David Polk & Wardwell
                                      450 Lexington Avenue
                                      New York, New York  10017
                                      Attention:      George R. Bason, Jr., Esq.
                                      Telecopy:       (212) 450-4800

                       WSI INC.

                       By:   /s/ H. Christopher Whittle
                             ------------------------------
                             Name:       H. Christopher Whittle
                             Title:      President


                       Address:       366 NationsBank Center
                                      550 Main Street
                                      Knoxville, TN  37902
                                      Attention:      H. Christopher Whittle
                                                      Laura Eshbaugh
                                      Telecopy:       (423) 546-1090

                       with a copy to:

                                      Cadwalader, Wickersham & Taft
                                      100 Maiden Lane
                                      New York, New York  10038
                                      Attention:      John F. Fritts, Esq.
                                      Telecopy:       (212) 504-6666

                       WEG III L.P.

                       By:   WSI INC., its General Partner



                       By:   /s/ H. Christopher Whittle
                             -----------------------------
                             Name:       H. Christopher Whittle
                             Title:      President


                       Address:       366 NationsBank Center
                                      550 Main Street
                                      Knoxville, TN  37902
                                      Attention:  H. Christopher Whittle
                                                      Laura Eshbaugh
                                      Telecopy:       (423) 546-1090

                       with a copy to:

                                      Cadwalader, Wickersham & Taft
                                      100 Maiden Lane

                                      New York, New York  10038
                                      Attention:      John F. Fritts, Esq.
                                      Telecopy:       (212) 504-6666

                       WEG IV L.P.

                       By: WSI INC., its General Partner



                       By:   /s/ H. Christopher Whittle
                             -----------------------------
                             Name:       H. Christopher Whittle
                             Title:      President


                       Address:       366 NationsBank Center
                                      550 Main Street
                                      Knoxville, TN  37902
                                      Attention:      H. Christopher Whittle
                                                      Laura Eshbaugh
                                      Telecopy:       (423)546-1090

                       with a copy to:

                                      Cadwalader, Wickersham & Taft
                                      100 Maiden Lane
                                      New York, New York  10038
                                      Attention:      John F. Fritts, Esq.
                                      Telecopy:       (212) 504-6666


                       RICHMONT LEEDS EDUCATION COMPANY
                             L.L.C.


                       By:   /s/ Jeffrey T. Leeds
                             -----------------------------
                             Name:       Jeffrey T. Leeds
                             Title:      Member

                       Address:       Leeds Group Inc.
                                      660 Madison Avenue
                                      15th Floor
                                      New York, New York  10021
                                      Telecopy:       (212) 835-2020

                             /s/ Joel E. Smilow
                             -----------------------------
                       Joel E. Smilow

                       Address:       315 Post Road West
                                      Westport, Connecticut  06880
                                      Telecopy:  (203) 227-0766


                             /s/ Alexandra O. Bjorklund
                             -----------------------------
                       Alexandra O. Bjorklund

                       Address:       c/o J. Gaddis Parsons
                                      Parsons Capital
                                      10 Weybosset Street
                                      Suite 106
                                      Providence, Rhode Island  02903
                                      Telecopy:  (401) 521-4870


                       GREENWOOD PARTNERS


                       By:      /s/ Arnold Mullen
                                --------------------------
                             Arnold Mullen, its General Partner


                       Address:       c/o Arnold Mullen

                                      PFP Associates
                                      1601 Forum Place, Suite 905
                                      W. Palm Beach, FL  33401-8105
                                      Telecopy:  561-684-2168


                       FORUM PARTNERS



                       By:      /s/ Arnold Mullen
                                ---------------------------
                             Arnold Mullen, its General Partner

                       Address:       c/o Arnold Mullen

                                      PFP Associates
                                      1601 Forum Place, Suite 905
                                      W. Palm Beach, Fl  33041-8105
                                      Telecopy:  561-684-2168


                       ABS EMPLOYEES' VENTURE FUND L.P.

                       By:   Alex. Brown Investments Inc.



                       By:      /s/ Beverly L .Wright
                                --------------------------
                             Name:  Beverly L. Wright
                             Title:  Treasurer


                       Address:       375 West Paconia Road
                                      M.S. 22
                                      Timonium, Maryland  21093
                                      Attention:      Rick O'Connell
                                      Telecopy:       (410) 308-6840

                                         A                B                 C                D                 E
                                         -                -                 -                -                 -
                                                                                                              Principal
                                                     WSI A Option       Tranche 1        Tranche 2            Amount of
                                   Series D to be       to be         Options to be    Options to be         Note to be
                                    Purchased at     Purchased at      Purchased at     Purchased at       Purchased at
                                   First Closing    First Closing     First Closing    First Closing      First Closing
Investor                           -------------    -------------     -------------    -------------      -------------
--------
J.P. Morgan Investment                1,909,547         36,646            36,646           54,968             218,095
Corporation
Sixty Wall Street SBIC Fund,            100,502          1,928             1,928            2,893              11,478
L.P.
Investor Investments AB               2,010,050         38,574            38,574           57,861             229,573
WEG III L.P.                            150,753          2,893             2,893            4,339              17,217
WEG IV L.P.                             903,015         17,329            17,329           25,994             103,136
WSI Inc.                                     --             --                --               --                  --
Richmond Leeds Education                339,520          6,515             6,515            9,773              38,773
Company LLC
Joel E. Smilow                           16,750            321               321              482               1,913
Alexandra O. Bjorklund                    8,040            154               154              231                 918
Greenwood Partners                      150,753          2,693             2,693            4,339              17,217
Forum Partners                           50,251            964               964            1,446               5,739
ABS Employees' Venture Fund              50,251            964               964            1,446               5,739
L.P.

Total                                 5,689,432        109,181           109,181          163,772             649,802
Total w/o Leeds                       5,349,912        102,668           102,666          153,999             611,025

                                          F                G                 H                I
                                          -                -                 -                -
                                                                         Aggregate
                                      Aggregate        Remaining         Commitment       Aggregate
                                    Purchase Price     Commitment      not including      Number of
                                    to be paid at     After First          LIBOR         Units To Be
                                    First Closing       Closing           Accruals        Purchased
Investor                            -------------     -----------      -------------     -----------
--------
J.P. Morgan Investment                 7,600,000       11,400,000        19,000,000        4,773,609
Corporation
Sixty Wall Street SBIC Fund,             400,000          600,000         1,000,000          251,256
L.P.
Investor Investments AB                8,000,000       12,000,000        20,000,000        5,025,125
WEG III L.P.                             600,000          400,000         1,000,000          251,256
WEG IV L.P.                            3,594,000        3,156,000         6,750,000        1,695,979
WSI Inc.                                      --        2,250,000         2,250,000          565,326
Richmond Leeds Education               1,351,292        2,206,937         3,378,229          848,801
Company LLC
Joel E. Smilow                            66,667          100,001           166,668           41,676
Alexandra O. Bjorklund                    32,000           48,000            80,000           20,100
Greenwood Partners                       600,000          900,000         1,500,000          376,884
Forum Partners                           200,000          300,000           500,000          125,628
ABS Employees' Venture Fund              200,000          300,000           500,000          125,628
L.P.

Total                                 22,643,959       33,480,938        56,124,897       14,101,728
Total w/o Leeds                       21,292,667       31,454,001        52,746,668       13,252,927